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Exhibit 5.3

October 24, 2011

Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112

  Re:
  Opinion Reliance

        Attached hereto is a copy of the legal opinion dated July 27, 2011 (the "Opinion") rendered by Jackson Walker L.L.P. as local Texas counsel to Kratos Texas, Inc., a Texas corporation ("KTI") and Kratos Southwest L.P., a Texas limited partnership ("KSLP"), and addressed to Jefferies & Company, Inc., KeyBanc Capital Markets Inc., and B. Riley & Co., LLC, as the Initial Purchasers under the Purchase Agreement (as defined in the Opinion). The Opinion provides that, except in limited circumstances, it may not be used, circulated, quoted, relied upon or otherwise referred to for any purpose without our prior written consent.

        We understand that Sheppard, Mullin, Richter & Hampton LLP ("SMRH") has been asked to provide a legal opinion to Kratos Defense & Security Solutions, Inc., a Delaware corporation (the "Company") in connection with its preparation of a Registration Statement on Form S-4, including the prospectus constituting a part thereof, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer to exchange the Company's 10% Senior Secured Notes due 2017 which have been registered under the Securities Act, for an equal principal amount of the Company's outstanding unregistered 10% Senior Secured Notes due 2017 (the "SMRH Opinion"). To allow you to provide the SMRH Opinion, you have requested our consent to your reliance upon the Opinion.

        Subject to the following, in rendering the SMRH Opinion and to the extent that the obligations of KTI and KSLP may be dependent upon such matters, SMRH may rely upon the opinions set forth in the Opinion (subject to the qualifications, assumptions and exceptions therein contained) to the same extent as though the Opinion had been addressed and delivered to SMRH on the date of its delivery to the addressees thereof. Our consent to such reliance is hereby granted on the express condition and understanding that:

          (a)   the Opinion speaks only as of the date thereof and we have not considered any changes in law or the state of facts or any other circumstances which may have occurred since the date thereof which may cause us to reach a different conclusion were we asked to render the Opinion on the date hereof or on the date of your reliance thereon;

          (b)   we are not aware of the facts and circumstances surrounding the SMRH Opinion or the transactions giving rise to the need for such opinion, and accordingly we make no assurances regarding the applicability of the Opinion in light of such facts, circumstances or transactions or whether, if presented with such facts, circumstances or transactions, we would be willing or able to render an opinion in the form of the Opinion or otherwise;

          (c)   your reliance upon the opinions contained in the Opinion must be actual and reasonable under the circumstances existing at the time of such reliance, including taking into consideration any changes in law, facts or any other circumstances known to or reasonably knowable to you at such time;

          (d)   you are not aware and at the time of any such reliance will not be aware (i) of any changes in law, facts or any other circumstances which would impact the opinions contained in the Opinion, (ii) that any of the assumptions contained in the Opinion were or are inaccurate or incorrect in any respect or (iii) that any of the conclusions or opinions contained in the Opinion were or are inaccurate or incorrect in any respect; and

          (e)   the consent herein granted (i) is given solely to enable you to rely on the Opinion in connection with your delivery of the SMRH Opinion and for no other purpose and (ii) does not include or imply our consent to reliance upon the Opinion by the addressees of the SMRH Opinion or any other party except in the circumstances expressly set forth in the Opinion.

/s/ Jackson Walker L.L.P.
Jackson Walker L.L.P.

2

July 27, 2011

To the Initial Purchasers (defined below)
c/o Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022

  Re:
  Purchase Agreement dated as of July 14, 2011 (the "Purchase Agreement") by and among Kratos Defense & Security Solutions, Inc., a Delaware corporation ("Kratos"), the Guarantors (as therein defined) party thereto (the "Guarantors") and the Initial Purchasers listed in Schedule 1 hereto (the "Initial Purchasers")

Ladies and Gentlemen:

        We have acted as local Texas counsel to Kratos Texas, Inc., a Texas corporation ("KTI") and Kratos Southwest L.P., a Texas limited partnership ("KSLP"; KTI and KSLP are each sometimes referred to herein as a "Kratos Texas Subsidiary" and collectively as the "Kratos Texas Subsidiaries") in connection with the sale to the Initial Purchasers on the date hereof of $115,000,000 in aggregate principal amount of Kratos' 10% Senior Secured Notes due 2017 (collectively, the "Notes") pursuant to the Purchase Agreement. This opinion letter is provided to you at the request of Kratos pursuant to Section 7(b)(vii) of the Purchase Agreement. Capitalized terms used but not defined in this opinion letter shall have the meanings given to them in the Purchase Agreement.

        1.    Documents Reviewed.    In our capacity as local Texas counsel to the Kratos Texas Subsidiaries, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          (a)   The Purchase Agreement;

          (b)   that certain Registration Rights Agreement dated as of July 27, 2011 executed by Kratos, the Kratos Texas Subsidiaries, the other Guarantors party thereto and the Initial Purchasers;

          (c)   with respect to KTI, a Certificate of Fact dated July 20, 2011 issued by the Secretary of State of the State of Texas and a Certificate of Account Status dated July 20, 2011 issued by the Texas Comptroller of Public Accounts (the "KTI State Certificates");

          (d)   with respect to KSLP, a Certificate of Fact dated July 20, 2011 issued by the Secretary of State of the State of Texas and a Certificate of Account Status dated July 20, 2011 issued by the Texas Comptroller of Public Accounts (the "KSLP State Certificates");

          (e)   the Secretary's Certificate dated the date hereof executed by Deborah S. Butera, Secretary of KTI (individually and as the general partner of KSLP), together with the Exhibits thereto, to wit (i) Exhibit A—Articles of Incorporation of KTI and Certificate of Limited Partnership of KSLP, together with amendments thereto, (ii) Exhibit B—Bylaws of KTI and Limited Partnership Agreement of KSLP, (iii) Exhibit D—Joint Unanimous Written Consent of the Board of Directors/Sole Member of The Subsidiary Guarantors, and Written Consent of The General Partner of KSLP, (iv) Exhibit E—Incumbency and Specimen Signatures, and (v) Exhibit F—Certificate of Good Standing of KTI and KSLP in the State of Texas (the "Secretary's Certificate").

The documents listed as (a) and (b) above are hereinafter collectively referred to as the "Debt Documents" and the documents listed as (a) through (e) above are collectively referred to herein as the "Documents".

        In addition to our review of the foregoing, we have conducted such other investigation of law as we have considered necessary or appropriate as the basis for the opinions hereinafter expressed.

        2.    Assumptions.    In rendering the opinions expressed herein, we have assumed, with your permission and without independent investigation or inquiry, the following:

          (a)   the due authorization, execution and delivery of the Debt Documents by each of the parties thereto (other than the Kratos Texas Subsidiaries);

          (b)   the genuineness of all signatures;

          (c)   the authenticity of all documents submitted to us as originals and the conformity to authentic originals of documents submitted to us as copies (whether certified, conformed or otherwise);

          (d)   the legal capacity of natural persons;

          (e)   that (i) each of the parties to the Debt Documents (other than the Kratos Texas Subsidiaries), is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has full power and authority to execute, deliver and perform its obligations under each of the Debt Documents to which it is a party, (ii) each of the Debt Documents constitutes a valid and legally binding obligation of each of the parties thereto (other than the Kratos Texas Subsidiaries), enforceable against each of such parties in accordance with its terms, and (iii) each of the parties to the Debt Documents has fulfilled and complied with its obligations thereunder to the extent required to date;

          (f)    that the terms and conditions of the Debt Documents have not been amended, modified or supplemented by any other agreement or understanding of the parties, or by waiver of any of the material provisions of the Debt Documents; and

          (g)   each of the Kratos Texas Subsidiaries has received consideration for its obligations under the Debt Documents.

        3.    Opinions.    Based upon and subject to the foregoing, and subject to the further limitations and qualifications hereinafter set forth, we are of the opinion that:

          (a)    Existence and Good Standing.    Based solely on the KTI State Certificates and as of the date thereof, KTI is validly existing and in good standing under the laws of the State of Texas. Based solely on the KSLP State Certificates and as of the date thereof, KSLP is validly existing and in good standing under the laws of the State of Texas. We note that the Kratos Texas Subsidiaries were formed prior to the enactment of the Texas Business Organizations Code (the "TBOC"), which became applicable to them on January 1, 2010, and it does not appear that either of them has amended its certificate of formation (as defined in the TBOC) to cause it to comply with the applicable requirements of the TBOC, however in rendering the foregoing opinions we have relied on Section 402.005(a)(2) of the TBOC which provides that, because they were formed prior to January 1, 2006, the Kratos Texas Subsidiaries are not considered to have failed to comply with the TBOC solely because their certificates of formation do not comply with the requirements of the TBOC. We further advise you that Section 402.005(a)(3) of the TBOC requires that each of the Kratos Texas Subsidiaries conform its certificate of formation to the requirements of the TBOC when it next files an amendment to its certificate of formation.

          (b)    Power and Authority.    Each of the Kratos Texas Subsidiaries has all necessary corporate or partnership power and authority, and has duly taken all action necessary under its governing documents, to execute, deliver and perform its obligations under the Debt Documents. The execution, delivery and performance of the Debt Documents by each of the Kratos Texas Subsidiaries have been duly and validly authorized by it. Each of the Debt Documents to which each Kratos Texas Subsidiary is a party has been duly executed and delivered by such Kratos Texas Subsidiary (although we point out to you that the question of "delivery" of the Debt Documents will, by virtue of the Governing Law Selection (defined below), be governed by the laws of the

  Chosen State (defined below) as to which we are not providing an opinion; the foregoing opinion with respect to "delivery" of the Debt Documents is given as if the laws of the State of Texas were applicable to such issue).

          (c)    No Violation or Approvals.    The execution and delivery by each Kratos Texas Subsidiary of each Debt Document to which it is a party does not, and the performance by such Kratos Texas Subsidiary of its obligations thereunder, including the granting of the liens provided for therein, will not (i) violate the provisions of (x) in the case of KTI, its Articles of Incorporation or Bylaws or (y) in the case of KSLP, its Certificate of Limited Partnership or Limited Partnership Agreement, (ii) violate the Applicable Laws (as defined below in this opinion letter), or (iii) require any consents, approvals, or authorizations to be obtained by the Kratos Texas Subsidiaries from, or any registrations, declarations or filings to be made by the Kratos Texas Subsidiaries with, any governmental authority under the Applicable Laws, except (1) filings and recordings required in order to perfect or otherwise protect the liens and security interests created under the Debt Documents, and (2) any consents or approvals required in connection with a disposition of collateral.

          (d)    Choice of Law.    A state or Federal court sitting in the State of Texas and applying Texas choice or conflict of law rules and principles, in a properly presented case, should give effect to the parties' choice of the law (other than the conflict-of-laws rules) of the State of New York (the "Chosen State") to govern (i) an issue relating to the transaction evidenced by the Debt Documents, including the validity or enforceability of an agreement (or a provision thereof) relating to such transaction, or (ii) the interpretation or construction of an agreement (or a provision thereof) relating to the transaction governed by the Debt Documents (the "Governing Law Selection").

        4.    Limitations and Qualifications.    The opinions expressed in Section 3 above are subject to the following limitations and qualifications:

          (a)   As the Governing Law Selection has chosen the laws of the Chosen State to govern the Debt Documents, we express no opinion with respect to the enforceability of the Debt Documents (and we understand you are relying exclusively on opinions of principal counsel to Kratos and the Guarantors with respect to the enforceability thereof under the laws of the Chosen State).

          (b)   The opinion in Paragraph (d) of Section 3 above relies upon Chapter 271 of the Texas Business and Commerce Code ("Chapter 271") which provides that if parties to a "qualified transaction" (which includes, among other transactions, a transaction in which a party lends, advances, borrows or receives funds or credit with an aggregate value of at least $1,000,000) agree in writing that the law of a particular jurisdiction governs (i) an issue relating to the transaction, including the validity or enforceability of an agreement (or a provision thereof) relating to the transaction, or (ii) the interpretation or construction of an agreement (or a provision thereof) relating to the transaction, then the law, other than conflict of laws rules, of that jurisdiction governs the issue so long as, in the case of clause (i) above, the transaction bears a "reasonable relation" to that jurisdiction, regardless of whether the application of that law is contrary to a fundamental or public policy of the State of Texas or any other jurisdiction. We have, with your permission, assumed that the transaction governed by the Debt Documents constitutes a "qualified transaction" and bears a "reasonable relation" (as each such phrase is more particularly described in such Chapter 271) to the Chosen State. Additionally, the opinion in Paragraph (d) of Section 3 above is qualified and limited as follows:

              (i)  the parties written agreement that the laws of the Chosen State are to govern certain matters in respect of the transaction evidenced by the Debt Documents, which we have opined should be given effect under Chapter 271, does not include the conflict-of-laws rules of the Chosen State;

             (ii)  we express no opinion as to whether the conflict-of-laws rules of any particular jurisdiction (whether those of Texas, the Chosen State or any other jurisdiction) will or should govern a determination of the effectiveness of the Governing Law Selection;

            (iii)  the Governing Law Selection does not operate to determine the law that governs whether a transaction transfers or creates an interest in real property for security purposes or otherwise, the nature of an interest in real property that is transferred or created by a transaction, the method for foreclosure of a lien on real property, the nature of an interest in real property that results from foreclosure, or the manner and effect of recording or failing to record evidence of a transaction that transfers or creates an interest in real property;

            (iv)  the Governing Law Selection does not operate to determine the law that governs an issue that another statute of the State of Texas or a statute of the United States provides is governed by the law of a particular jurisdiction. In that regard, we point out to you that we believe that Sections 8.110 and 9.301 through 9.306 of the Texas Business and Commerce Code (which provide that the laws of certain jurisdictions will necessarily govern certain issues as more particularly described in such Sections) are statutes of the type described in this subsection, and accordingly the Governing Law Selection will not be effective to cause the laws of the Chosen State to govern those issues; and

             (v)  the Governing Law Selection does not operate to determine the law that governs matters with respect to service of process, jurisdiction of courts of the State of Texas, venue, necessary parties, prior exhaustion of remedies, rights of subrogation and other matters that may be considered to be governed by the procedural laws and rules of the State of Texas.

          (c)   As to matters of fact material to the opinions expressed herein, we have, with your permission, relied on (i) the assumptions made herein, (ii) the accuracy of the representations and warranties set forth in the Debt Documents and (iii) the accuracy of each statement of fact contained in the Secretary's Certificate and each Exhibit thereto. Except as set forth herein, we have not undertaken any investigation to determine the existence or accuracy of such facts, and no inference as to our knowledge thereof may be drawn from the fact of our representations of any party or otherwise. Except as set forth herein, we have not made any independent review or investigation of any factual matter.

          (d)   We express no opinion herein as to the various state and federal laws regulating banks or the conduct of their business, such as lending limits, qualified loans, or the like, that may relate to the Debt Documents or the transactions contemplated thereby.

        We are members of the bar of the State of Texas, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas, and moreover, the foregoing opinions do not address any of the following laws, and we specifically express no opinion with respect thereto: (a) securities or "blue sky" laws; (b) pension and employee benefit laws and regulations; (c) environmental, land use, and zoning laws and regulations, including without limitation compliance of any property encumbered by the Debt Documents therewith; (d) tax laws and regulations; (e) health and safety laws and regulations, including without limitation compliance of any property encumbered by the Debt Documents therewith; (f) antitrust and criminal laws, including provisions of such antitrust and criminal laws relating to forfeiture, (g) the Patriot Act, money-laundering laws or other similar Homeland Security laws; and (h) other laws which are understood as a matter of customary practice to be covered by third-party opinion letters only when they are referred to expressly (such laws of the State of Texas to which this opinion relates are referred to herein as the "Applicable Laws").

        The opinions contained herein are limited solely to the matters stated in Section 3 hereof, and no opinion is to be inferred or may be implied beyond the matters expressly stated herein. The opinions expressed herein are as of the date first set forth above, and we do not assume or undertake any responsibility or obligation to supplement or to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the laws which may hereafter occur.

        This opinion letter has been rendered solely for the benefit of the addressees hereof in connection with the transaction covered by the Debt Documents, and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent. At your request, we hereby consent to reliance hereon by any assignee of the Notes on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

/s/ Jackson Walker L.L.P.
Jackson Walker L.L.P.

JCH; MPH

 SCHEDULE 1

Jefferies & Company, Inc.
KeyBanc Capital Markets Inc.
B. Riley & Co., LLC

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  Exhibit 5.3
SCHEDULE 1